Tel: +61 2 9251 4100
Fax: +61 2 9240 9821
www.bdo.com.au

Level 11, 1 Margaret Street
Sydney NSW 2000
Australia

July 3, 2023 (Sydney)

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on June 29, 2023, to be filed by our former client, Intelligent Bio Solutions, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

BDO

BDO Audit Pty Ltd